Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Rainmaker Systems, Inc.

Campbell, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 31, 2010, relating to the consolidated financial statements and schedule of Rainmaker Systems, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

(formerly known as BDO Seidman, LLP)

San Francisco, California

January 28, 2011